UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
AMERICAN OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On June 15, 2007, the Company appointed Peter Loeffler as Vice President, Exploration and Development. Mr. Loeffler’s background is described in the press release referenced in Items 7.01 and 9.01. The Company and Mr. Loeffler entered into an employment agreement for a five-year term with an annual salary of $165,000, which may be increased by the Board. The Board may also grant bonuses based on Mr. Loeffler’s performance. The full terms of the employment agreement are set forth as an exhibit to Item 9.01. Mr. Loeffler also received an option to purchase 150,000 shares of the Company’s common stock at the closing market price of $5.84 per share on the date of grant, exercisable 20% on date of grant and 16% on each of the five anniversaries thereafter. The Company also made a grant to Mr. Loeffler of 100,000 shares of the Company’s common stock, which is subject to a five-year vesting provision for all 100,000 shares.

Item 7.01	Regulation FD Disclosure.
As disclosed in Item 5.02, on June 19, 2007, the Company issued a press release, which is attached as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10(xix)	Employment Agreement, dated as of June 15, 2007.

Exhibit 10(xx)	Form of Stock Option Agreement and form of Restricted Stock Agreement.

Exhibit 99.1	Press Release dated June 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	AMERICAN OIL & GAS, INC.
	By:	/s/ Andrew P. Calerich
Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10(xix)	Employment Agreement, dated as of June 15, 2007.

Exhibit 10(xx)	Form of Stock Option Agreement and form of Restricted Stock Agreement.

Exhibit 99.1	Press Release dated June 19, 2007

4